Exhibit 99.1

DSW AND RETAIL VENTURES ANNOUNCE MERGER TRANSACTION;
DSW ANNOUNCES ANNUAL SALES AND RAISES EARNINGS OUTLOOK

•	DSW and RVI enter into all-stock merger agreement; transaction expected to create significant benefits for shareholders and the companies

•	DSW’s annual 2010 comparable store sales increased 13.2%

•	DSW now estimates annual diluted earnings per share of approximately $2.38 to $2.42 for fiscal 2010

COLUMBUS, Ohio, February 8, 2011 /PRNewswire/ — DSW Inc. (NYSE: DSW), a leading branded footwear specialty retailer, and its largest shareholder, Retail Ventures, Inc. (NYSE: RVI), announced today the two companies have signed a definitive merger agreement providing for RVI to become a wholly-owned subsidiary of DSW in a tax-free exchange of shares at an exchange ratio of 0.435 DSW shares per each RVI share.

The transaction is expected to generate significant value for DSW, RVI and their respective shareholders, including the following:

•	Eliminates the complexity and public company expenses associated with RVI, which is a listed company whose only operating business is its 62% stake in DSW.

•	Allows RVI shareholders to become shareholders directly of DSW, an entity which produces significant revenues, has over $300 million in cash and short-term investments and has no debt.

•	Increases the public float of DSW shares to the extent that RVI public shareholders receive publicly listed DSW Class A shares.

•	Results in DSW having slightly fewer diluted shares outstanding upon closing.

•	Allows DSW the opportunity to efficiently decrease the number of diluted shares outstanding in the future without the need to repurchase common shares. DSW gains control of the settlement of RVI’s outstanding Premium Income Exchangeable Securities (PIES) with a face value of $134 million that mature in September 2011. At that time, DSW would have the option to settle in cash as opposed to distributing DSW shares. Assuming the PIES are settled in cash, the number of DSW diluted shares outstanding would be reduced by approximately 10% resulting in accretion to DSW’s 2011 diluted EPS.

•	Allows the potential to utilize approximately $350 million of federal net operating losses and additional tax credits to offset DSW’s taxable income, which are expected to generate significant cash tax savings over the next several years.

Shares of RVI will convert into Class A DSW common shares at an exchange ratio of 0.435 DSW shares per each RVI share, unless the holder properly and timely elects to receive a like amount of DSW Class B common shares in lieu of DSW Class A common shares. Class A shares are listed on the New York Stock Exchange and Class B shares are unlisted. The voting rights associated with the two classes of shares will be the same as the currently outstanding Class A common shares (one vote) and Class B common shares (eight votes) of DSW. RVI’s largest shareholder, Schottenstein Stores Corporation and its affiliates, has indicated it intends to elect to receive Class B shares.

For accounting purposes, DSW will effectively retire the 27.4 million class B shares currently owned by RVI (approximately 62% of DSW’s fully diluted shares outstanding). As a result of the merger, the separate corporate existence of RVI will cease and the surviving entity will continue as a wholly owned subsidiary of DSW. DSW estimates that it will have slightly fewer diluted shares outstanding as a result of this transaction.

RVI has adopted a shareholder rights plan to help preserve the value of the net operating losses by reducing the risk of limitation of net operating loss carryforwards and certain other tax benefits under Section 382 of the Internal Revenue Code. In connection with the rights plan, RVI has declared a dividend of one right for each share of common stock outstanding as of the close of business on February 24, 2011. After the rights plan takes effect, any shareholder or group that acquires beneficial ownership of 5% or more of RVI’s outstanding stock (an “acquiring person”) without the approval of the RVI board of directors could be subject to significant dilution of its holdings. Existing shareholders holding 5% or more of RVI’s common stock will not be considered acquiring persons unless they acquire additional shares, subject to certain exceptions described in the rights plan. In addition, in its discretion, RVI’s board of directors may exempt certain transactions and certain persons whose acquisition of securities is determined by the board not to jeopardize RVI’s net deferred tax assets. The rights will expire on September 15, 2011 unless such date is advanced or extended by RVI’s board of directors or the rights are earlier redeemed or exchanged by RVI as described in the rights plan.

Each of DSW and RVI appointed a special committee of independent directors to negotiate the transaction and each appointed its own independent financial advisor and legal counsel. Goldman, Sachs & Co. served as financial advisor for the special committee of the board of directors of DSW and Katten Muchin Rosenman LLP acted as independent counsel. Houlihan Lokey served as financial advisor for the special committee of the board of directors of RVI and Baker & Hostetler acted as independent counsel.

The transaction is subject to, among other conditions, approval of a majority of the outstanding shares of DSW held by disinterested DSW shareholders (excluding Schottenstein Stores Corporation and its affiliates, and affiliates of RVI), approval of a majority of the outstanding shares of RVI, and other customary conditions and approvals.

DSW and RVI will each file a Form 8-K in association with the announcement of this transaction, and RVI will file a Registration Statement on Form 8-A in connection with the rights plan. For additional information, please refer to the Forms 8-K and other reports as filed with the SEC. Additionally, an investor presentation can be found on the web site at dswinc.com and retailventuresinc.com.

Webcast and Conference Call
The Companies will audio webcast a joint conference call tomorrow, February 9, 2011, at 8:00 AM Eastern to discuss the merger. To hear the live conference call, log on to www.dswinc.com, or call 800-299-6183 and reference passcode 54791720. To hear an audio replay of the call, which will be available approximately two hours after the conference call ends, dial 1-888-286-8010, followed by passcode 88445379. A replay of the conference call, as well as additional financial information, will also be available at www.dswinc.com.

DSW Fourth Quarter and 2010 annual sales results
DSW’s net sales for the fourth quarter ended January 29, 2011 increased to $468.5 million compared with $402.6 million for the quarter ended January 30, 2010. Same store sales increased 14.9% for the comparable period versus an increase of 12.9% last year.

DSW’s net sales for the year ended January 29, 2011 increased to $1.82 billion compared with $1.60 billion for the year ended January 30, 2010. Same store sales increased 13.2% for the comparable period versus an increase of 3.2% last year.

DSW 2010 Earnings Outlook
DSW now estimates annual diluted earnings per share of approximately $2.38 to $2.42 for fiscal 2010. This is updated from the Company’s previous estimate of annual diluted earnings per share of approximately $2.30 to $2.40 for fiscal 2010. The Company incurred charges associated with the merger transaction with RVI that impacted 2010 diluted earnings per share by approximately $0.05.

About DSW Inc.
DSW Inc., (NYSE: DSW), is a leading branded footwear specialty retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear for women and men. As of February 8, 2011, DSW operated 311 stores in 39 states and operated an e-commerce site, www.dsw.com. DSW also supplied footwear to 352 leased locations in the United States. For store locations and additional information about DSW, visit www.dswinc.com.

About Retail Ventures, Inc.
Retail Ventures, Inc., (NYSE:RVI), is a holding company whose only operating subsidiary is DSW (NYSE:DSW).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect DSW’s and Retail Ventures’ current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements made in DSW’s “Outlook,” DSW’s and Retail Ventures’ expectations with respect to the synergies, costs, efficiencies, and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations; approval of the proposed transaction by shareholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of DSW and Retail Ventures and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required shareholder approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure to satisfy other closing conditions, and the possibility of adverse publicity or litigation, including an adverse outcome thereof and the costs and expenses associated therewith. Additional factors include, but are not limited to: DSW’s success in opening and operating new stores on a timely and profitable basis; continuation of supply agreements and the financial condition of its leased business partners; maintaining good relationships with its vendors; its ability to anticipate and respond to fashion trends; fluctuation of its comparable sales and quarterly financial performance; disruption of its distribution operations; failure to retain its key executives or attract qualified new personnel; its competitiveness with respect to style, price, brand availability and customer service; uncertain general economic conditions; risks inherent to international trade with countries that are major manufacturers of footwear; risks related to DSW’s cash and investments; the success of dsw.com; RVI’s lease of an office facility; and liquidity risks at RVI and their impact on DSW. The risks associated with the merger will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the merger. Additional risks and uncertainties are described in DSW’s and RVI’s latest annual or quarterly report, as filed with the SEC. All forward-looking statements speak only as of the time when made. Neither DSW nor RVI undertakes any obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  The proposed merger transaction between DSW and Retail Ventures will be submitted to the respective shareholders of DSW and Retail Ventures for their consideration.  DSW will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of DSW and Retail Ventures that also constitutes a prospectus of DSW.  DSW and Retail Ventures will mail the joint proxy statement/prospectus to their respective shareholders. DSW and Retail Ventures also plan to file other documents with the SEC regarding the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF RETAIL VENTURES AND DSW ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about DSW and Retail Ventures, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov.  DSW and Retail Ventures make available free of charge at www.dswinc.com and www.retailventuresinc.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC, or investors and shareholders may contact DSW at (614) 237-7100 or Retail Ventures at (614) 238-4148 to receive copies of such documents.

Participants in the Merger Solicitation

DSW, Retail Ventures, and certain of their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Retail Ventures and DSW in connection with the proposed transaction.  Information about the directors and executive officers of DSW is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on April 12, 2010.  Information about the directors and executive officers of Retail Ventures is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on May 14, 2010.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Source: DSW Inc. CONTACT: Investor Relations for DSW Inc., 1-614-237-7100

Source: Retail Ventures, Inc. CONTACT: Jim McGrady, CEO for RVI, 1-614-238-4148

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